UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2026
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Delaware	001-42002	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5846 Crossings Boulevard
Antioch, Tennessee		37013
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (615) 781-5200

N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	The Nasdaq Global Select Market
4.125% Notes due 2031	LKQ31	The Nasdaq Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
Attached as Exhibit 99.1 and incorporated herein by reference is a copy of a press release issued by LKQ Corporation (the “Company”), dated October 23, 2026, announcing its preliminary financial results for the fiscal quarter ended September 30, 2026. The press release is hereby incorporated by reference in this Item 2.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 23, 2026, the Board of Directors (the “Board”) of the Company announced that Justin L. Jude ceased to serve as the Company’s President and Chief Executive Officer and resigned as a member of the Board, in each case, effective October 23, 2026. In connection with Mr. Jude’s separation, the Board appointed Salvatore A. Abbate to succeed Mr. Jude as the Company’s President and Chief Executive Officer and as a member of the Board, in each case, effective as of December 15, 2026. In addition, effective as of October 23, 2026, the Company established an interim Office of the Chief Executive Officer to provide ongoing leadership continuity until Abbate assumes his role.

Mr. Abbate, 58, brings more than three decades of experience leading large, complex distribution and industrial businesses. As CEO of Veritiv Corporation, he led a significant transformation of the company, with its share price increasing more than 13-fold during his tenure, culminating in its $2.6 billion sale to Clayton, Dubilier & Rice in 2023. Before becoming CEO, he served as Veritiv’s Chief Operating Officer and Chief Commercial Officer. Earlier in his career, Mr. Abbate held senior leadership roles at Andersen Windows & Doors, Solutia, Inc., now part of Eastman Chemical Company, and Armstrong World Industries, with responsibilities spanning sales, marketing, distribution, logistics, manufacturing, strategy and process improvement.

Mr. Abbate’s experience aligns closely with the Company’s strategic and operational priorities. He has led high-volume, multi-site distribution businesses where pricing, procurement and supply chain discipline are critical to performance, and has led portfolio transformation focused on margin improvement and cash generation. He also brings public-company and international experience. He currently serves on the board of ArcBest (Nasdaq: ARCB). He holds a bachelor’s degree in industrial engineering from the Georgia Institute of Technology and an MBA from Northwestern University’s Kellogg School of Management.

In connection with these transition matters, Mr. Jude became eligible for certain separation benefits in accordance with the Company’s Severance Policy for Key Executives (the “Severance Policy”) and the Company entered into an offer letter, dated as of October 21, 2026 (the “Offer Letter”) with Mr. Abbate.

Mr. Jude’s Separation Entitlements

In connection with Mr. Jude’s separation, he will be eligible to receive those payments and benefits due upon a termination without “cause” under the Severance Policy, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2026 under the caption “Severance Policy.”

Mr. Abbate’s Offer Letter

The Offer Letter provides Mr. Abbate with an annual base salary equal to $1,340,000 and eligibility to participate in the Company’s cash incentive plan with a target opportunity equal to 150% of his annual base salary. Mr. Abbate will also receive a sign-on cash award of $3,300,000 (the “Sign-On Cash Award”), payable prior to December 31, 2026, which is subject to repayment in full if the Company terminates his employment for cause or he resigns without good reason (each as defined in the Severance Policy) before December 15, 2027.

Mr. Abbate will be eligible to receive a one-time sign-on grant of restricted stock units (“Sign-On RSUs”) with a grant date value of $12,000,000, which will vest in equal semi-annual installments over three years beginning on March 1, 2027, subject to his continued employment.

If Mr. Abbate’s employment is terminated by the Company without cause or he resigns for good reason (as such terms are defined in the Severance Policy), subject to his execution and non-revocation of a release of claims, any then outstanding unvested Sign-On RSUs will immediately vest and he will not be required to repay the Sign-On Cash Award.

Mr. Abbate will also be eligible to receive an annual grant of performance-based restricted stock units (“PSUs”) in 2027 with a grant date target value of $8,000,000, which will be eligible to vest as follows: (i) 50% vest in six-month installments over a three-year period if positive adjusted diluted earnings per share is achieved during any fiscal year within five years following the grant date and (ii) 50% vest based on performance against pre-determined performance goals for the January 1, 2027 through December 31, 2029 performance period, in each case, subject to his continued employment and consistent with the vesting schedule applicable to the Company’s executive officers. Mr. Abbate’s future annual long-term incentive awards will also have a target opportunity of $8,000,000.

Mr. Abbate will be a participant in the Severance Policy, which provides that, upon a termination of his employment by the Company without cause or by Mr. Abbate for good reason, he will be entitled to the severance payments and benefits described above with respect to Mr. Jude, including monthly severance payments and Company-subsidized health and dental coverage for 18 months following his termination, subject to his execution and non-revocation of a release of claims and his compliance with restrictive covenants during such period. The Company will also enter into a change of control agreement with Mr. Abbate (the “Change of Control Agreement”) in substantially the form entered into with the Company’s other executive officers, which provides that, upon a termination of his employment by the Company without cause or by Mr. Abbate for good reason within two years following (or, in certain circumstances, within 12 months prior to) a change of control, he will be entitled to (i) a pro rata annual bonus for the year of termination based on his maximum bonus opportunity, (ii) a lump sum severance payment equal to two times the sum of his base salary and the greater of his target annual bonus and his average annual bonus over the preceding three years, (iii) continued health and dental coverage for up to 24 months, (iv) outplacement services and (v) full vesting of his outstanding equity awards.

The Offer Letter also provides for reimbursement of first-class airfare for business travel and reimbursement of up to $35,000 in legal fees and expenses incurred in connection with the negotiation of the Offer Letter.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2026.

Except as described herein, there are no arrangements or understandings between Mr. Abbate and any other person pursuant to which Mr. Abbate was selected as the Company’s President and Chief Executive Officer. Mr. Abbate has no family relationships with any other executive officer or director of the Company. Mr. Abbate has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of SEC Regulation S-K.

Establishment of the Office of the Chief Executive Officer

On October 23, 2026, the Board of the Company established an Office of the Chief Executive Officer to provide ongoing leadership continuity until Mr. Abbate assumes his role. The Office of the Chief Executive Officer will work closely with the Company’s leadership team in overseeing the Company’s operations during the interim period, and will consist of John Mendel, Chairman of the Board, and Sue Gove, Chair of the Company’s Audit Committee.

Rick Galloway, the Company’s Senior Vice President and Chief Financial Officer, will serve as the Company’s principal executive officer for purposes of the rules and regulations of the U.S. Securities Exchange Commission until Mr. Abbate assumes the position of President and Chief Executive Officer on December 15, 2026.

Termination of Senior Vice President and President and Managing Director of LKQ Europe

In addition, on October 23, 2026, the Board announced that Andy Hamilton ceased to serve as the Company’s Senior Vice President and President and Managing Director of LKQ Europe, effective October 23, 2026. In connection with Mr. Hamilton’s separation, he will be eligible to receive those payments and benefits due upon a termination without “cause” under the Severance Policy as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2026 under the caption “Severance Policy.” The Board has engaged Alvarez & Marsal to advise the Company on its European operations.

Item 7.01	Regulation FD Disclosure
In connection with the Board’s ongoing review of strategic alternatives, the Company has taken several actions, including appointing Mr. Abbate as the Company’s next President and Chief Executive Officer, implementing leadership changes within its European operations, and retaining Alvarez & Marsal to advise the Company with respect to its European operations. The Company will provide additional updates regarding the strategic alternatives process as appropriate. The Company is also withdrawing its full-year 2026 guidance, which was most recently updated on July 30, 2026.

On October 23, 2026, the Company issued press releases announcing the (i) preliminary financial results for the fiscal quarter ended September 30, 2026, (ii) terminations of Mr. Jude as President & Chief Executive Officer and of Mr. Hamilton as Senior Vice President and President and Executive Managing Director of LKQ Europe, (iii) appointment of Mr. Abbate as President & Chief Executive Officer, (iv) establishment of the Office of the CEO, (v) retention of Alvarez & Marsal, and (vi) withdrawal of the Company’s full-year 2026 guidance, and providing an update on the Company’s ongoing review of strategic alternatives.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	LKQ Corporation Press Release dated October 23, 2026.
99.2	LKQ Corporation Press Release dated October 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 23, 2026

LKQ CORPORATION

By:	/s/ Matthew J. McKay
Matthew J. McKay
Senior Vice President, General Counsel and Corporate Secretary